NASDAQ: EPIQ
www.epiqsystems.com

First Quarter 2012
Earnings Conference Call
April 26, 2012

Forward Looking and Cautionary Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Use of non-GAAP Measures

This presentation includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40%, except for the non-qualified portion of share-based compensation, to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Key Events

- At the 2012 LegalTech conference, Epiq's eDiscovery business hosted two panel discussions with industry thought leaders from global law firms, the judiciary, a government regulatory agency and legal technology companies focusing on the future of eDiscovery. The first panel addressed emerging trends that have the power to shape the future of discovery and proposed methods for coping with new challenges. The second panel discussed best practices for early case assessment, predictive coding, conceptual search and legal process outsourcing.

- The company recently released Epiq Portal™, an industry-changing, web-based eDiscovery platform which provides clients unprecedented real-time visibility into discovery projects. Key benefits include cost-based reporting and budgeting tools, activity tracking, trend analysis and a project management console.

- Banking Portal™, a centralized hub for processing online banking transactions across Epiq's family of bankruptcy products was also recently released. The product facilitates the rapid on-boarding of new banks and provides ebanking capabilities.

- On February 17, 2012, Epiq paid a cash dividend of 5.0 cents per share of outstanding common stock. On March 1, 2012, the Board of Directors declared a cash dividend of 5.0 cents per share of outstanding common stock, which will be paid on May 18, 2012 to stockholders of record at the close of business on April 16, 2012.

Financial Highlights

(In thousands, except per share data)	Q1 2012	Q1 2011
Operating Revenue before Reimbursed Direct Costs	$82,827	$54,213
Net Income	$2,039	$3,082
Non-GAAP Net Income (1)	$8,364	$6,905
Non-GAAP Adjusted EBITDA (2)	$22,563	$17,435
Non-GAAP Net Income Per Share - Diluted (3)	$0.23	$0.19

(1) Refer to page 10 for reconciliation.
(2) Refer to page 11 for reconciliation.
(3) Refer to page 12 for calculation.

Selected Balance Sheet Data

(In thousands)	Mar 31, 2012	Dec 31, 2011
Cash and Cash Equivalents	$6,674	$2,838
Trade Receivables, Net	$94,056	$89,619
Property and Equipment, Net	$43,607	$46,773
Goodwill	$404,162	$402,736
Other Intangibles, Net	$81,547	$88,087
Indebtedness	$260,088	$263,478
Equity	$333,367	$332,919

Cash from Operating Activities

(In thousands)	Q1 2012	Q1 2011
Net Income	$2,039	$3,082
Non-cash Adjustments to Net Income		
Depreciation and Amortization	$13,497	$8,973
Other, Net	$4,075	$4,254
Changes in Operating Assets and Liabilities, Net	($4,515)	($5,556)
Net Cash Provided by Operating Activities	$15,096	$10,753

Operating Revenue by Segment

Operating Revenue Before Reimbursed Direct Costs


Q1 2012
12%
29%
59%
Q1 2011
19%
39%
42%
eDiscovery
Bankruptcy
Settlement Administration

(In thousands)	Q1 2012	Q1 2011
eDiscovery	$48,848	$20,971
Bankruptcy	$24,229	$22,774
Settlement Administration	$9,750	$10,468
Total Operating Revenue before Reimbursed Direct Costs	$82,827	$54,213

Financial Results by Segment

Non-GAAP Adjusted EBITDA


Q1 2012
8%
37%
55%
Q1 2011
5%
42%
53%
eDiscovery
Bankruptcy
Settlement Administration

(In millions)	eDiscovery		Bankruptcy		Settlement Administration	
	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA	Operating Revenue	Non-GAAP Adj EBITDA
Q1 2012	$48.8	$17.6	$24.2	$11.7	$9.8	$2.5
Q1 2011	$21.0	$9.8	$22.8	$12.5	$10.5	$1.3

Non-GAAP Net Income

(In thousands, except per share data)	Q1 2012	Q1 2011
Net Income	$2,039	$3,082
Plus (net of tax [(1)]):		
Amortization of Acquisition Intangibles	$4,061	$2,260
Share-based Compensation	$1,094	$1,080
Acquisition-related Expense [(2)]	$1,301	$290
Loan Fee Amortization	$113	$73
Litigation Expense	$145	-
Effective Tax Rate Adjustment [(3)]	($389)	$120
Non-GAAP Net Income	$8,364	$6,905
Non-GAAP Net Income Per Share - Diluted	$0.23	$0.19

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.

(2) Acquisition-related expense includes direct acquisition costs as well as compensation and accretion expenses related to future potential contingent consideration.

(3) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

Non-GAAP Adjusted EBITDA

(In thousands)	Q1 2012	Q1 2011
Net Income	$2,039	$3,082
Plus:		
Depreciation and Amortization	$13,497	$8,973
Share-based Compensation	$1,854	$1,837
Acquisition-related Expense (1)	$2,169	$483
Expense Related to Financing, Net (2)	$2,052	$805
Litigation Expense	$241	-
Provision for Income Taxes	$711	$2,255
Non-GAAP Adjusted EBITDA	$22,563	$17,435

(1) Acquisition-related expense includes direct acquisition costs as well as compensation and accretion expenses related to future potential contingent consideration.
(2) Expense related to financing excludes the accretion of discount related to acquisition-related obligations and is net of interest income.

Net Income Per Share Calculation

(In thousands, except per share data)	Q1 2012	Q1 2011
Net Income	$2,039	$3,082
Amounts re-allocated to nonvested shares	($6)	-
Net Income Adjusted For Diluted Calculation	$2,033	$3,082
Non-GAAP Net Income	$8,364	$6,905
Amounts re-allocated to nonvested shares	($6)	-
Non-GAAP Net Income Adjusted for Diluted Calculation	$8,358	$6,905
Basic Weighted Average Shares	35,478	35,092
Adjustment to reflect share-based awards	969	1,395
Diluted Weighted Average Shares	36,447	36,487
Net Income Per Share – Diluted	$0.06	$0.08
Non-GAAP Net Income Per Share – Diluted	$0.23	$0.19

NASDAQ: EPIQ
www.epiqsystems.com

epiq SYSTEMS

Lew Schroeber, Investor Relations
(913) 621-9500
ir@epiqsystems.com